Exhibit 24.1

AMTECH SYSTEMS, INC.

REGISTRATION STATEMENT ON FORM S-4

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of Amtech Systems, Inc., an Arizona corporation (the “Company”), hereby constitutes and appoints Bradley C. Anderson with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him or her and in his or her name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-4 (the “Registration Statement”) relating to the issuance of certain of the Company’s common stock in connection with the Agreement and Plan of Merger with BTU International, Inc., with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements or any additional registration statement filed pursuant to the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 17th day of November, 2014.

/s/ Fokko Pentinga	/s/ Jong S. Whang
Fokko Pentinga	Jong S. Whang
President, Chief Executive Officer and Director (Principal Executive Officer)	Executive Chairman

/s/ Alfred W. Giese	/s/ Robert F. King
Alfred W. Giese	Robert F. King
Director	Director

/s/ Michael Garnreiter	/s/ Egbert Jan Gert Goudena
Michael Garnreiter	Egbert Jan Gert Goudena
Director	Director